                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of EGL, Inc. of our report dated March 29, 2000 on the consolidated financial statements of Circle International Group, Inc. as of December 31, 1999 and for the years ended December 31, 1999 and 1998, appearing in the Annual Report on Form 10-K of EGL, Inc. for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

San Francisco, California
May 17, 2001